Exhibit 99.2

BETHARD GROUP LIMITED

UNAUDITED CONDENSED FINANCIAL STATEMENTS

AND INDEPENDENT AUDITORS’ REVIEW REPORT

March 31, 2021 AND 2020

BETHARD GROUP LIMITED

INDEPENDENT AUDITORS’ REVIEW REPORT

To the Board of Directors and Stockholder

of Bethard Group Limited

We have reviewed the accompanying condensed financial statements of Bethard Group Limited (the “Company”), which comprise the condensed balance sheet of as of March 31, 2021, and the related condensed statements of operations and comprehensive income (loss), shareholder’s equity, and cash flows for the three-month periods ended March 31, 2021 and 2020, and the related notes.

Management’s Responsibility for the Financial Information

Management is responsible for the preparation and fair presentation of the condensed interim financial information in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with accounting principles generally accepted in the United States of America.

Auditors’ Responsibility

Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information as a whole. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in accordance with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying condensed interim financial information has been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company’s significant accumulated deficit, working capital deficit, and post year-end sale of its business-to-consumer business raise substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters also are described in Note 2. The interim financial information does not include any adjustments that might result from the outcome of this uncertainty. Our conclusion is not modified with respect to this matter.

Report on Condensed Balance Sheet as of December 31, 2020

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the balance sheet of the Company as of December 31, 2020, and the related statements of operations and comprehensive income (loss), shareholder’s equity (deficit), and cash flows for the year then ended (not presented herein); and in our report dated May 20, 2021, we expressed an unmodified audit opinion on those audited financial statements. In our opinion, the accompanying condensed balance sheet of the Company as of December 31, 2020, is consistent, in all material respects, with the audited financial statements from which it has been derived.

/s/ Friedman LLP

Marlton, New Jersey

August 12, 2021

2

BETHARD GROUP LIMITED

UNAUDITED CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2021	2020
ASSETS

Current assets:
Cash	$1,605,173	$1,624,518
Restricted cash	4,430,358	4,582,278
Deposit receivables	4,843,502	8,330,315
Trade and other receivables	416,870	391,228
Prepaid expenses	162,305	68,228
Due from related parties	5,480,336	1,531,010
Value added tax receivable	191,086	231,222
Total current assets	17,129,630	16,758,799

Equipment, net	35,839	42,776

Other assets:
Intangible assets, net	321,366	349,163
Investment related party bonds	6,141,962	9,874,771
Other receivables	156,984	160,478
Total other assets	6,620,312	10,384,412

Total assets	$23,785,781	$27,185,987

LIABILITIES AND SHAREHOLDER’S EQUITY

Current liabilities:
Trade payables and accrued liabilities	$2,419,022	$1,693,266
Player liability	3,243,782	3,510,669
Jackpot provision	1,186,576	1,071,609
Due to related parties	12,737,519	17,865,928
Total current liabilities	19,586,899	24,141,472

Shareholder’s equity:
Common stock, $1.06728 par; 240,000 shares authorized, issued and outstanding	256,147	256,147
Additional paid-in capital	18,615,585	18,615,585
Accumulated deficit	(15,006,928)	(16,262,757)
Accumulated other comprehensive income	334,078	435,540
Total shareholder’s equity	4,198,882	3,044,515

Total liabilities and shareholder’s equity	$23,785,781	$27,185,987

See accompanying notes to the unaudited condensed financial statements.

3

BETHARD GROUP LIMITED

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

	March 31,	March 31,
	2021	2020

Gaming revenue, net	$10,850,835	$12,478,111

Costs and expenses:
Gaming expenses	8,329,360	11,274,177
Administrative expenses	1,100,401	1,135,468
Sales and marketing expenses	40,173	16,601
Amortization of right-of-use asset	-	189,786
Bad debt expense, related parties	8,569	10,186
Total costs and expenses	9,478,503	12,626,218

Income (loss) from operations	1,372,332	(148,107)

Other income (expense):
Related party management fees	50,603	37,357
Loss on sale of related party bond investment	(235,245)	-
Interest income	127,614	-
Realized foreign transaction loss	(59,475)	(395,367)
Total other expense net	(116,503)	(358,010)

Income (loss) before provision for income taxes	1,255,829	(506,117)

Provision for income taxes net of valuation allowance	-	-

Net income (loss)	$1,255,829	$(506,117)

Other comprehensive income:
Foreign currency translation loss	(101,462)	(31,855)

Comprehensive income (loss)	$1,154,367	$(537,972)

See accompanying notes to the unaudited condensed financial statements.

4

BETHARD GROUP LIMITED

UNAUDITED CONDENSED STATEMENTS OF SHAREHOLDER’S EQUITY

					Accumulated
			Additional		Other
	Common	Common	Paid-In	Accumulated	Comprehensive
	Stock	Stock	Capital	Deficit	Income	Total
	Shares	Amount

Balance, January 1, 2020	240,000	$256,147	$18,615,585	$(17,265,592)	$258,294	$1,864,434

Net loss	-	-	-	(506,117)	-	(506,117)

Foreign currency translation loss	-	-	-	-	(31,855)	(31,855)

Balance, March 31, 2020	240,000	$256,147	$18,615,585	$(17,771,709)	$226,439	$1,326,462

Balance, January 1, 2021	240,000	$256,147	$18,615,585	$(16,262,757)	$435,540	$3,044,515

Net income	-	-	-	1,255,829	-	1,255,829

Foreign currency translation loss	-	-	-	-	(101,462)	(101,462)

Balance, March 31, 2021	240,000	$256,147	$18,615,585	$(15,006,928)	$334,078	$4,198,882

See accompanying notes to the unaudited condensed financial statements.

5

BETHARD GROUP LIMITED

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	March 31,	March 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$1,255,829	$(506,117)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Bad debt expense, related parties	8,569	10,186
Loss on sale of related party bond investment	235,245	-
Depreciation and amortization	123,106	170,812
Amortization of right-of-use asset	-	189,786
Deposit receivables	3,400,674	72,636
Trade and other receivables	(35,144)	(156,062)
Prepaid expenses	(229,360)	(128,597)
Due from related parties	(8,967,046)	(2,850,826)
Value added tax receivable	36,113	(58,369)
Trade payables and accrued liabilities	784,599	(442,939)
Player liability	(195,934)	(458,050)
Jackpot provision	142,285	(182)
Due to related parties	(14,902)	3,130,576
Net cash used in operating activities	(3,455,966)	(1,027,146)

Cash flows from investing activities:
Purchase of intangibles	(96,151)	(140,805)
Proceeds from sale of investment related party bonds	3,514,958	-
Net cash provided by (used in) investing activities	3,418,807	(140,805)

Net cash from financing activities	-	-

Net decrease in cash	(37,159)	(1,167,951)

Cash and restricted cash, beginning of period	6,206,796	5,771,217
Foreign currency effects	(134,106)	(98,907)
Cash and restricted cash, end of period	$6,035,531	$4,504,359

Reconciliation to amounts on balance sheets:
Cash	$1,605,173	$703,293
Restricted cash	4,430,358	3,801,066
Total cash and restricted cash	$6,035,531	$4,504,359

Supplemental disclosures of cash flow information:

Non-cash investing and financing activities:
Reduction in accrued interest income from sale of related party bonds	$131,043	$-
Due to related parties advance set off agreement (see Note 3)	$4,861,060	$-

6

BETHARD GROUP LIMITED

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

Bethard Group Limited, a limited liability company, and has elected to be taxed as a corporation (the “Company”) was founded in 2015 and incorporated in Malta. The Company is 100% owned by Gameday Group plc (“Gameday Group”), registered in Malta, and is a fellow subsidiary to Together Gaming Solutions plc (“TGS”) (collectively the “Group”). TGS is the Business to Business (B2B) service provider arm of the Group and owner of the Group’s key intellectual property assets.

The Company is a digital sports entertainment and gaming company. The Company’s business-to-consumer (“B2C”) segment provides users with online casino (“iGaming”), sports betting (“Sportsbook”), and daily fantasy sports (“DFS”). The Company is mainly engaged in the business of remote gaming and to enable, facilitate and aid gaming with regards to the said remote gaming products. The Company provides users with online casino access through its “iGaming” software platform.

The Company operates and interacts with several related parties, which are related through the same ownership, described in the unaudited condensed financial statements herein. The Company entered into agreements with related parties, in which the related parties operate remote gaming websites, as disclosed in Note 4.

NOTE 2 – LIQUIDITY AND GOING CONCERN

Going Concern: The unaudited condensed financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“US GAAP”), which contemplate continuation of the Company as a going concern. For the three-month period ended March 31, 2021, the Company had net income of $1,225,829 and net cash used from operating activities of $3,455,966. However, as of March 31, 2021, the Company had $1,605,173 in non-restricted cash, which won’t be sufficient to fund the operations and strategic objectives of the Company over the next twelve months from the date of issuance of these unaudited condensed financial statements. In addition, the accumulated deficit as of March 31, 2021 and December 31, 2020 was $(15,006,928) and $(16,262,757), respectively. The Company also had negative working capital as of March 31, 2021 and December 31, 2020 of $(2,457,269) and $(7,382,673), respectively.

As discussed in Note 11, subsequent to year-end the Company and the Group entered into a share purchase agreement with Esports Entertainment Group, Inc. for the sale of its business to consumer (B2C) business and the Bethard brand for 16 million Euros. The consideration received by the Group will be paid by Gameday Group to the Company as payment of an inter-company receivable due to the Company. The Transaction follows a recent strategic decision by the Group (following industry developments in the B2C market over the past 12 to 18 months) to focus on its B2B business, with TGS at the forefront of this new strategy. To this end, TGS intends to increase its B2B marketing activities and will continue to provide full white label services to third-party branded casino/sportsbook websites, as well as standalone licensing of its proprietary iGaming platform to licensed third-party B2C operators. Following the execution of the transaction substantially all of the Company’s operations will be transferred to Esports Entertainment Group, Inc., accordingly, the Company will not have sufficient operating activities to meet all of its obligations and as a result of the sale and the Company's significant accumulated deficit and working capital deficit there is substantial doubt that the Company can continue as a going concern for the next twelve months from the date of the issuance of the report. (see Note 11)

7

BETHARD GROUP LIMITED

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2 – LIQUIDITY AND GOING CONCERN (CONTINUED)

COVID-19: As a result of the continued spread of the COVID-19 beginning in March of 2020, economic uncertainties have arisen. There have not been any significant impacts to operations and the Company’s revenue generating operations are still continuing. Management believes the Company’s operations and its customer base will continue to not be materially impacted as a result of COVID-19. However, there may be economic uncertainties which could negatively impact the Company, and that potential impact is still unknown at this time.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Condensed Financial Statements Presentation

The accompanying unaudited condensed financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP “) for interim financial information, and on the same basis as the audited financial statements. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited condensed financial statements reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to fairly state the results for the interim periods presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These unaudited condensed financial statements should be read along with the annual audited financial statements of the Company for the annual period ended December 31, 2020.

Variable Interest Entities

In accordance with Accounting Standards Codification 810, the Company considers certain affiliates to be Variable Interest Entities (“VIE”). Generally, a VIE is an entity with one or more of the following characteristics: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about an entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

8

BETHARD GROUP LIMITED

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Variable Interest Entities (continued)

In October 2018, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities (“ASU 2018-17”). ASU 2018-17 permits a private company (the reporting entity) to elect an alternative not to apply variable interest entity (“VIE”) guidance if (a) the reporting entity and the legal entity are under common control; (b) the reporting entity and the legal entity are not under common control of a public business entity; (c) the legal entity under common control is not a public business entity; and (d) the reporting entity does not directly or indirectly have a controlling financial interest in the legal entity when considering the General Subsection of Topic 810. The Company determined certain affiliates meet all the criteria of ASU 2018-17 and have elected not to evaluate these entities for potential consolidation. As of March 31, 2021 and December 31, 2020, the Company’s loss exposure is $5,480,336 and $1,531,010, respectively. The Company’s fellow subsidiary TGS, does not meet the required exception as noted within the ASU, due to it being a publicly traded company. Management evaluated the relationship and noted that although TGS is a variable interest entity, the Company is not the primary beneficiary and therefore is not required to consolidate.

Functional and Presentation Currency

The functional currency of the company is the Euro. The reporting currency reflected in the unaudited condensed financial statements is the United States (“US”) Dollar. Assets and liabilities in the accompanying unaudited condensed financial statements are translated into US dollars at the exchange rate in effect at the balance sheet date and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the period. Translation adjustments arising from the use of differing exchange rates from period to period are included in the accumulated other comprehensive income account in shareholder’s equity. Cash flows are also translated at average translation rates for the periods; therefore, amounts reported on the unaudited condensed statements of cash flows will not necessarily agree with changes in the corresponding balances on the unaudited condensed balance sheets.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date. Any transaction exchange gains and losses are included in other income (expense) in the condensed unaudited statements of operations and comprehensive income (loss).

Use of Estimates

The preparation of unaudited condensed financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the unaudited condensed financial statements, and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to allowances for doubtful accounts, useful lives and impairment considerations of equipment and intangible assets, right-of-use lease asset and the related operating lease liability, and income taxes. Actual results could differ from those estimates.

9

BETHARD GROUP LIMITED

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Restricted Cash

The Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents. The Company has no cash equivalents. Restricted cash as of March 31, 2021 and December 31, 2020, is $4,430,358 and $4,582,278, respectively, which is attributable to amounts due to players as required by the Malta Gaming Authority.

Other Receivables

Other receivables are recorded for amounts due from other parties for jackpot contributions and from parties other than suppliers. Other receivables are recorded at their estimated realizable value. Bad debts are provided for on the allowance method based on historical experience and management’s evaluation of outstanding receivables at the end of the year. Accounts are written off against the allowance when they are determined to be uncollectible based on management’s assessment of the individual accounts.

Deposit Receivables

User deposit receivables are stated at the amount the Company expects to collect from a payment processor. These arise due to the timing differences between a user’s deposit and the receipt of the payment from the payment processor into the Company’s bank accounts. The Company performs an assessment over the collectivity of these receivables and records and allowance as deemed necessary. No allowance was required for the as of March 31, 2021 and December 31, 2020, respectively.

Prepaid Expenses

Prepaid expenses consist of services paid for which the Company has not yet received the benefit. These are recorded when cash is paid and amortized to the appropriate expense as the service has been delivered and benefit received.

Amounts Due from Related Parties

Amounts due from related parties, are accounted for in the Company’s unaudited condensed balance sheets at their outstanding amounts due. Balances are classified as current for amounts due on demand or if payment is due within one year or less. The Company performs an assessment over the collectivity of these receivables and records and allowance as deemed necessary. The Company performs an assessment over the collectivity of these receivables and records and allowance as deemed necessary. Management recorded an allowance on the amounts due from related parties of $222,021 and $226,963 at March 31, 2021 and December 31, 2020, respectively.

Equipment

Equipment is recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets ranging from three to ten years. Major repairs that significantly extend the life of the asset or replacements of equipment are capitalized. Maintenance repairs and minor replacements are charged to expense as incurred. The cost and accumulated depreciation of assets retired or sold are removed from the respective accounts and any gain or loss is recognized in the unaudited condensed statement of operations.

10

BETHARD GROUP LIMITED

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Intangible Assets

Intangible assets are stated at cost. Amortization expense is recognized on a straight-line basis over the estimated useful life of three years. Intangible assets are comprised of capitalized internally developed software. Intangible assets are initially measured at cost. This comprises the directly attributable cost of preparing the assets for their intended use.

Impairment of Long-lived Assets

The Company reviews long-lived assets, including definite-lived intangible assets, for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset. If the carrying amount of the asset is determined not to be recoverable, a write-down to fair value is recorded. During the periods ended March 31, 2021 and 2020, there was no impairment expense recorded for long-lived assets.

Investment Related Party Bonds

Investment related party bonds are accounted for in the Company’s unaudited condensed balance sheets at the outstanding principal balance, plus accrued interest. The Company has elected to account for the bond as a held-to-maturity investment. Interest income is accrued at the contractual rate of interest over the term of the bond. The accrual of interest is discontinued when management believes, after considering collection efforts and other factors, the amount ultimately to be collected will be insufficient to cover the additional interest payments. The Company designates bonds as non-performing at such time as (i) the bond has a maturity default; or (ii) in the opinion of management, it is probable the Company will be unable to collect all amounts due according to the contractual terms (see Note 4). The Company provides for an allowance if the amounts to be received are considered uncollectible. The balances are written off against the allowance when they are determined to be uncollectible based on management assessment of the outstanding balances.

Amounts Due to Related Parties

Outstanding amounts due to related parties, are accounted for in the Company’s unaudited condensed balance sheets at their outstanding amounts due. Balances are classified as current if payment is due on demand or within one year or less (see Note 4).

Trade and other payables

Trade and other payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities.

Leases

The Company accounts for leases in accordance with Accounting Standards Codification (“ASC”) Topic 842 - Leases. Under Topic 842, the Company determines whether an arrangement is or contains a lease at inception or modification of a contract. An arrangement is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The right to control the use of the identified asset means the lessee has both the right to obtain substantially all economic benefits from the use of the asset and the right to direct the use of the asset. Upon adoption of ASC 842, the Company elected the practical expedient package and therefore elected to retain the ASC 840 lease classification and terms conclusions up to the implementation date of ASC 842.

11

BETHARD GROUP LIMITED

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Leases (continued)

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at the commencement date for the arrangements with a term of 12 months or longer and are initially measured based on the present value of lease payments over the defined lease term. The measurement of the operating lease ROU assets also includes any prepaid lease payments made and is net of lease incentives. If the implicit interest rate to be applied to the determination of the present value of lease payments over the lease term is not readily determinable, the Company estimates the incremental borrowing rate based on the information available at the commencement date. The Company’s lease terms may include options to extend or terminate the lease. The Company assesses these options using a threshold of reasonably certain. For leases which the Company is reasonably certain to renew, those option periods are included within the lease term and, therefore, the measurement of the ROU asset and lease liability. For operating leases, lease expense for lease payments is recognized on a straight-line basis over the lease term. Refer to Note 8 for details of leasing arrangements.

Value Added Tax Receivable or Payable

Revenue is reported net of value added tax (“VAT”) when applicable. The VAT is based on German and Irish casino gaming revenue, and the rates are 21% and 23% respectively, for customers playing non-live casino games. Furthermore, VAT payable at the standard rate of 18% is based on related party management services provided by the Company in Malta (see Note 4). VAT receivable at the standard rate of 18% are based on local supplies relating to Company expenses.

Fair Value of Financial Instruments

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated value. The carrying value of cash, receivables, prepaid expenses, trade and other payables, jackpot provision, and player liabilities approximate fair value because of the immediate or short-term nature of the financial instruments. The carrying value of short and long-term debt approximates fair value based on discounting the projected cash flows using market rates available for similar maturities. Management is of the opinion that the Company is not exposed to significant market or credit risks arising from these unaudited condensed financial instruments.

Advertising

The Company expenses advertising costs as incurred, which are included in sales and marketing expenses on the unaudited condensed statements of operations and comprehensive income (loss). Sales and advertising expense was $40,173 and $16,601 for the three-month periods ended March 31, 2021 and 2020, respectively.

12

BETHARD GROUP LIMITED

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue and Cost Recognition

The Company accounts for revenue recognition in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 is to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. ASC 606 defines a five-step process to achieve this core principle, which includes; (1) Identifying contracts with customers, (2) Identifying performance obligations within those contracts, (3) Determining the transaction price, (4) Allocating the transaction price to the performance obligation in the contract, which may include an estimate of variable consideration, and (5) Recognizing revenue when or as each performance obligation is satisfied.

The transaction price in a gaming contract is the difference between gaming wins and losses, Net Gaming Revenue (“NGR”), not the total amount wagered Gross Gaming Revenue (“GGR”). Sales and other taxes collected on behalf of governmental authorities are accounted for on a net basis.

The Company accrues the incremental amount of progressive jackpots as the progressive game is played, and the progressive jackpot amount increases, with a corresponding reduction to revenues. Free play and other incentives to customers related to gaming play are recorded as a reduction of revenue on the unaudited condensed statements of operations and comprehensive income (loss).

Costs of revenues include licensing fees and revenue share agreement to a related party. Disclosures related to the terms of the revenue share agreement with a related party is included in Note 4. The Company evaluates bets that users place on websites owned by third party brands in order to determine whether it is acting as the principal or as the agent when providing services, which the Company considers in determining if revenue should be reported gross or net. An entity is a principal if it has the ability to direct the use of and obtain substantially all the remaining benefits from, the asset. Control includes the ability to prevent other entities from directing the use of, and obtaining the benefits from, an asset.

For the revenue share arrangement, the Company is the principal as it controls which customers are allowed to wager on the set; therefore, any expenses related to revenue share are included in gaming costs and expenses on the unaudited condensed statements of operations and comprehensive income (loss).

Gaming transactions involve three performance obligations: for ordinary bets placed, players receiving free spin and deposit matches, and gaming revenues with respect to jackpot games.

The Company applies a practical expedient by accounting for gaming contracts on a portfolio basis, as such contracts share similar characteristics. The effects on the Company’s unaudited condensed financial statements under this approach do not differ materially versus under an individual contract basis.

Revenues allocated to gaming performance obligations are recognized when gaming occurs as such activities are settled immediately.

13

BETHARD GROUP LIMITED

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue and Cost Recognition (continued)

Revenues allocated to jackpot games, other than the incremental amount of progressive jackpots, are recognized at the time they are won by customers. Revenues allocated to free spins and deposit matches are recognized at the time these bonuses are subsequently wagered.

A difference may exist between the timing of cash receipts from players and the recognition of revenues, resulting in a contract or contract-related liability. In general, the Company has two types of such liabilities: (1) player liability and (2) jackpot provision liability as elaborated below. These liabilities are generally expected to be recognized as revenues within one year and are recorded within other current liabilities.

Contract and Contract Related Liabilities

●	Player Liability - Player liability represents the total amount of money within a player’s gaming account which belongs to the player. It ultimately represents the total amount that a player can withdraw at any given time.

The player liability includes two types of bonuses which are standard in the gaming industry: (i) Free spin, whereby free spins of slot games are awarded without withdrawing a bet amount from the player’s account (ii) Deposit match bonus in which the Company will match the player’s deposit up to a certain specified percentage or amount. As these rewards are at the discretion of the Company, they are recorded as a reduction of revenue upon redemption.

These bonuses represent consideration payable to a customer and therefore are treated as a reduction of the transaction price for the wagering transaction when considering NGR. The Company records liabilities for amounts due to users of which the balance consists of user deposits, user winnings and nondiscretionary incentives awarded less user withdrawals and user losses. As of March 31, 2021 and 2020, contract liabilities related to player liability on the unaudited condensed balance sheets were $3,243,782 and $3,510,669, respectively.

●	Jackpot Provision - The jackpot provision liability for progressive jackpots is maintained separately from the player liability in order to account for probable future amounts due to players as a result of jackpot winnings.

Jackpots are programmed to be paid out randomly across the Company’s online casino. The jackpot amount available for winning increases with each bet on a jackpot eligible slot. On these, a portion of every bet loss goes toward the jackpot. Once a player wins the jackpot, the jackpot amount will reset. The starting amount the jackpot resets to is different across the various jackpot slots and brands depending on game type. The jackpots are considered network jackpots, therefore one player winning a jackpot affects all players on the network. Thus, all participating casinos are pooling into the same jackpot. If one player wins the jackpot, then the jackpot resets across the entire online casino. The jackpot liability is accrued monthly based on the contribution to the jackpot provision for the month as described above. In addition, at month end, the jackpot cost, together with other bonuses and compensations from the regular player liability account, are netted against gross gaming revenue in order to derive NGR.

14

BETHARD GROUP LIMITED

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue and Cost Recognition (continued)

Contract and Contract Related Liabilities (continued)

As of March 31, 2021 and 2020, contract liabilities related to the jackpot provision on the unaudited condensed balance sheets were $1,186,576 and $1,071,609, respectively.

Income Taxes

The Company accounts for income taxes using ASC Topic 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the unaudited condensed financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

ASC 740-10 “Accounting for Uncertainty in Income Taxes” clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s unaudited condensed financial statements. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the unaudited condensed financial statements. Management does not believe there are any uncertain tax positions as of March 31, 2021 and December 31, 2020. If any interest or penalties were to arise, they would be accounted for under administrative expenses on the unaudited condensed statements of operations and comprehensive income (loss).

Concentrations Related to Credit Risk and Vendors

The Company operates in various countries. This subjects the Company to be exposed to currency risk, particularly related to Swedish Krona and Great British Pounds. The Company does not take out forward exchange contract or options to hedge against currency fluctuations, which means that currency movement could have a negative impact on the Company’s financial position and earnings. The Company’s credit risk arises mainly on cash at banks, deposit receivables, and amounts due from related parties.

The Company has a very limited risk in relation to trade receivables since payments from external customers for casino and sports betting are done in advance. However, it has a credit risk with companies providing payments service and banks. To mitigate this risk, the Company works with well-established vendors in the business. Other credit risk to which the Company is exposed include the risk of fraudulent transactions and repayment to customers by banks or other payment service providers.

The Company’s cash accounts are managed by banks with an investment rating of investment grade or better.

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BETHARD GROUP LIMITED

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations Related to Credit Risk and Vendors (continued)

The Company relies on a limited number of vendors to support operations. A single related party, WorldClass Services Ltd (WorldClass Services), is currently the primary provider of web services that allows the Company to host its iGaming, sports betting, and daily fantasy sports offerings. Any interruption in the services provided by this supplier could have a material adverse effect on its business, financial condition, and results of operations. For the three-month period ended March 31, 2021, WorldClass Services, accounted for 64%, $5,366,177, of the Company’s total gaming expense purchases. For the three-month period ended March 31, 2020, WorldClass Services accounted for 59%, $6,673,448, of the Company’s total gaming expense purchases. There were no amounts due to this related party as of March 31, 2021. As of December 31 2020 $4,830,087 was due to this related party, and is included within amounts due to related parties on the unaudited condensed balance sheet (see Note 4).

Recently Issued Accounting Standards

In June 2016, the FASB issued Accounting Standards Update (ASU) 2016-13, Financial Instruments – Credit Losses (Topic 326). This ASU addresses the measurement of credit losses on financial statements and requires issuers to realize current expected credit losses on assets not accounted for at fair value through net income. This can affect financial instruments such as loans, off-balance-sheet credit exposures, and reinsurance receivables. This ASU is effective for interim and annual reporting periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company is evaluating the effect of adopting this new accounting guidance to determine the impact it may have on the Company’s financial statements.

In August 2018, the FASB issued ASU 2018-15, Intangibles-Goodwill and Other- Internal-Use Software (Subtopic 350-40). This ASU addresses customer’s accounting for implementation costs incurred in a cloud computing arrangement that is a service contract and adds certain disclosure requirements related to implementation costs incurred for internal-use software and cloud computing arrangements. The amendment aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). This ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2021, with early adoption permitted. The amendments in this ASU can be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company is evaluating the effect of adopting this new accounting guidance to determine the impact it may have on the Company’s financial statements.

In December 2019, FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This update simplifies the accounting for income taxes by removing exceptions regarding intra-period tax allocation of losses and recognition of deferred tax liabilities for equity method investments of a foreign subsidiary. The update aims to put out black and white requirements regarding franchise tax, step up in basis of goodwill, allocation of deferred tax expenses to legal entities in separate financial statements, and the reflection of change in tax laws or rates in annual effective tax rate computation. This update is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of this update on its financial statements and related disclosures.

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BETHARD GROUP LIMITED

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 4 – TRANSACTIONS WITH RELATED PARTIES

Amounts Due from and Due to Related Parties

The Company has amounts due from and due to related parties as of March 31, 2021 and December 31, 2020 as follows:

	March 31,	December 31,
	2021	2020

Due from related parties:
Due from WorldClass Services	$3,982,701	$4,509
Due from other affiliates	1,667,768	1,753,231
Due from Together Gaming Solutions	51,888	233
	5,702,357	1,757,973
Less allowance for doubtful accounts	(222,021)	(226,963)
Total due from related parties	$5,480,336	$1,531,010

Due to related parties:
Due to parent	$12,019,321	$12,301,463
Due to Gordaman Solutions Ltd	590,612	603,952
Due to other affiliate	127,586	130,426
Due to WorldClass Services Ltd	-	4,830,087

Total due to related parties	$12,737,519	$17,865,928

Amounts due from related parties and affiliates are unsecured, interest free and repayable on demand. During the periods March 31, 2021 and March 31, 2020, bad debt expense of $8,569 and $10,186, respectively was incurred due to the unlikeliness of recovering the amounts and is included in costs and expenses on the unaudited condensed statements of operations and comprehensive income (loss).

On February 9, 2021, the Company granted TGS an advance of $8,395,871, the proceeds of which were used by TGS to satisfy all of its outstanding obligations as at the date to a supplier. As of February 13, 2021, WorldClass Services owed $9,653,712 to TGS in consideration for the services rendered by TGS in terms of a business development service agreement entered into between the two parties, and the Company owed $4,413,170 to WorldClass Services in terms of a shared conduct agreement entered into between the two parties. By way of an assignment and set-off agreement entered into on February 13, 2021 between the Company, WorldClass Services and TGS, all parties agreed to set-off the loan granted by the Company to TGS, amounting to $8,395,871 against the amounts that the Company owes to WorldClass Services. Following this set-off arrangement, WorldClass Services owes $3,982,701 to the Company as of March 31, 2021.

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BETHARD GROUP LIMITED

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 4 – TRANSACTIONS WITH RELATED PARTIES (CONTINUED)

Revenue Agreements

On April 30, 2019 the Company entered into a revenue share agreement with WorldClass Services. The agreement requires the Company to pay WorldClass Services from the revenue share activity, 0.05% of direct costs, plus total direct costs incurred by WorldClass Services, to the extent that the Company has net gaming revenue is available in that same period. The direct costs relate to the Company performing and carrying out its responsibilities for generating gaming revenue. Costs incurred by the Company during the three-month periods ended March 31, 2021 and 2020 amounted to $5,366,177 and $6,673,448, respectively.

The Company receives a 50% share of the Sverige Casino Limited website domain profits, and 50% is owned by other unrelated third parties under the terms of the Collaboration agreement between the parties. During the periods ending March 31, 2021 and 2020, the domain accumulated net losses, and the share of net losses owed to the Company by the 50% third party owners remained due were written off to bad debt expense due to the unlikeliness of recovering the amounts. Amounts written off to allowance for doubtful accounts due from Sverige Casino Limited during the periods ending March 31, 2021 and 2020 was $8,569 and $10,186, respectively.

Management Fees

Beginning in April 30, 2019, the Company entered into an agreement with TGS, in which the Company receives management fees for management services provided of $14,275 per month. Related party management fee income for the periods ending March 31, 2021 and 2020 were $50,603 and $37,357, respectively and is recorded within other income on the unaudited condensed statements of operations and comprehensive income (loss).

Investment Related Party Bonds

As part of the settlement of the consideration relating to the sale of intangible asset that took place on April 30, 2019, the Company received a $9,237,981 total bond value. The bonds carry an annual interest of 5.9% per annum. In July 2020 the Company waived its rights (in favor of TGS) to receive the original interest payment accumulated on these bonds. The bond requires interest only payments through maturity with a lump sum payment due in 2026.

The bond is part of a larger total bond issued of Eur 20,000,000 ($22,410,000 as of July 22, 2019, date of issuance), in the name of a subsidiary company of Gameday Group, specifically TGS, in which the Company obtained $9,237,981 from these available bonds during 2019. The outstanding balance of the bond as of March 31, 2021 and December 31, 2020 was $6,141,962 and $9,874,771, respectively.

In February 2021, in order to meet certain short-term financing requirements, the Company offered to sell to Calamatta Cuschieri Investment Services Limited (“CC”), a non-related third party, up to 30,000 Bonds and CC was willing to acquire the 30,000 Bonds offered at a price of $117.66 (€97.10) per Bond (the “Bid Price”). After considerations of the Group’s need for short-term financing requirements, the Bid Price and the number of Bonds that were proposed to be sold, as well as the purpose behind the initial subscription of the Bonds, the Company approved to sell 30,000 Bonds at the Bid Price. The bonds were sold on March 3, 2021 for total gross proceeds of $3,514,958 resulting in a loss on the sale of investment related party bonds of $235,245 and is recorded as other income (expense) on the unaudited condensed statements of operations and comprehensive income (loss).

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BETHARD GROUP LIMITED

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 4 – TRANSACTIONS WITH RELATED PARTIES (CONTINUED)

The Company previously waived its interest in respect of all of the Bonds it held on the first interest payment (July 22, 2020) following a resolution of the Board to this effect and an interest waiver letter sent by the Company to TGS. Following the Sale of Bonds, the Company holds 52,379 Bonds as of March 31, 2021. Subsequent to year-end on July 22, 2021, the second interest payment due from the remaining Bonds of $362,376 (the “Second Interest Payment”) was also waived (in favor of TGS). Interest income for the three-month period ending March 31, 2021 was $127,614.

Cost Sharing Agreement

On January 1, 2021 the Company entered into a cost sharing agreement with TGS in relation to the lease agreement entered into by TGS with a third party to lease premises for a period of three years (see Note 8).

NOTE 5 – EQUIPMENT

Equipment as of March 31, 2021 and December 31, 2020 consists of the following:

	March 31,	December 31,
	2021	2020

Computer equipment	$151,237	$154,604
Furniture and fittings	26,713	27,308
	177,950	181,912

Accumulated depreciation	(142,111)	(139,136)

	$35,839	$42,776

Depreciation expense was $6,178 and $9,524 for the three-month periods ended March 31, 2021 and 2020, respectively, and is included in administrative expenses on the unaudited condensed statements of operations and comprehensive income (loss).

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BETHARD GROUP LIMITED

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 6 – INTANGIBLE ASSETS

Intangible assets as of March 31, 2021 and December 31, 2020 consist of the following:

	March 31,	December 31,
	2021	2020

Mobile app	$2,577,002	$2,538,823

Accumulated amortization	(2,255,636)	(2,189,660)

	$321,366	$349,163

Amortization expense was $116,928 and $161,288 for the three-month periods ended March 31, 2021 and 2020, respectively, and is included in administrative expenses on the unaudited condensed statements of operations and comprehensive income (loss).

NOTE 7 – TRADE PAYABLES AND ACCRUED LIABILITIES

Trade payables and accrued liabilities payables as of March 31, 2021 and December 31, 2020 consist of the following:

	March 31,	December 31,
	2021	2020

Trade payables	$1,388,530	$720,409
Accrued expenses	1,030,492	972,857

	$2,419,022	$1,693,266

NOTE 8 – LEASES

The Company determines if a contract contains a lease at inception. U.S. GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option which result in an economic penalty. The Company has considered renewal options at the end of its leases and has determined at this time the Company is not reasonably certain to renew the operating leases discussed below. All of the Company’s leases are classified as operating leases.

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BETHARD GROUP LIMITED

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 8 – LEASES (CONTINUED)

On May 12, 2016, the Company entered into an agreement to lease the fourth floor of a block; on February 24, 2018 the Company opted to add an additional floor to the existing lease. The lease modifications were accounted for during the initial adoption of ASC 842. On September 1, 2018 the Company entered into a cost sharing agreement with Raketech and TGS, both related parties (see Note 4) to share the cost of the rent. The cost share is shared 50% by Raketech and 25% by TGS. The cost sharing agreement is considered a separate contract from the head lease and classification is done by reference to the right of use asset arising from the head lease, as such is classified as an operating lease.

In July 2020 there was a lease modification for the main lease. The modification resulted in the cancellation of the original lease term and creation of a new lease term. The new lease term was for 3 months July through September 2020, the termination date.

The Company elected to terminate the lease in September 2020. During 2020, the Company, affiliate and third party agreed to terminate the lease agreement and sublease agreement. Since the lease was terminated as of December 31, 2020, there is no remaining future minimum payments under the operating lease.

The Company incurred lease expense for the operating lease of $24,936 during the three-month period ending March 31, 2020, which is included within costs and expenses on the unaudited condensed statements of operations and comprehensive income (loss). Amounts owed under the cancelled operating lease was $22,992 and as of March 31, 2021 and is included within trade and other payables on the unaudited condensed balance sheets.

There was no rental income relating to the cost sharing agreement during the periods ending March 31, 2021 and 2020. There were no recognized assets or liabilities from operating leases as of March 31, 2021 or December 31, 2020 on the unaudited condensed balance sheets.

On January 1, 2021 the Company entered into a cost sharing agreement with TGS in relation to the lease agreement entered into by TGS with a third party to lease premises for a period of three years.

Concurrently, TGS and the Company entered into a cost sharing agreement to share 50% of the cost of the lease. The Company does not control the use of the asset. During the three-month period ending March 31, 2021 total expense of $22,318 was incurred and is recorded within total gaming expenses on the unaudited condensed statements of operations and comprehensive income (loss).

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BETHARD GROUP LIMITED

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 9 – PROVISION FOR INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of March 31, 2021 and December 31, 2020, temporary differences consist primarily of net operating loss carryforwards. Significant components of the Company’s deferred tax assets and liabilities are as follows as of March 31, 2021 and December 31, 2020 respectively.

	March 31,	December 31,
	2021	2020

Net operating loss carryforward	$6,714,047	$6,955,113

Valuation allowance	(6,714,047)	(6,955,113)

	$-	$-

The Company has reported losses from operations on a cumulative basis through the period ended March 31, 2021, as a result no current income tax expense has been recorded for the periods ended March 31, 2021 and 2020 respectively. Management has provided a full valuation allowance with respect to its net deferred tax assets, since it is more likely than not that the deferred tax assets will not be realized. During the three-month period ended March 31, 2021 and 2020, the valuation allowance decreased $241,066 and $381,084, respectively.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

The Company is subject to various ongoing legal proceedings in the ordinary course of its business. Each of these matters is subject to various uncertainties and some of these matters may be resolved unfavorably to the Company. The Company is not a party to any legal proceedings that management believes would have a material adverse effect on the unaudited condensed financial statements of the Company.

NOTE 11 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 12, 2021, the date of issuance of the unaudited condensed financial statements.

●	As discussed in Note 2, Gameday Group, as the parent company of the group of companies of which TGS and the Company form a group of affiliated entities (the “Group”) successfully concluded discussions with Esports Entertainment Group, Inc (“Esports”) for the sale of the Group’s Business to Consumer (“B2C”) business to Esports operating under the Bethard, Fastbet and Betive brands of the Company.

22

BETHARD GROUP LIMITED

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 11 – SUBSEQUENT EVENTS (CONTINUED)

Esports is a U.S. based, full stack esports and online gambling company fueled by the growth of video-gaming and the ascendance of esports with new generations. Esports maintains offices in New Jersey, the UK and Malta and has its common shares listed in the U.S. on NASDAQ under the symbol “GMBL”.

On May 28, 2021, the Group entered into a Share Sale and Purchase Agreement (the “Purchase Agreement”) with Esports (“Purchaser”) and Gameday Group (the “Seller”) whereby, upon meeting certain conditions as described therein, the Esports would purchase all of the outstanding share capital, 25,101,200 ordinary shares of Prozone Limited from the Seller (the “Shares”).

The Purchase Price for the Shares originally agreed to was to be an amount corresponding to the aggregate of (i) EUR 16,000,000 (the “Closing Payment “); (ii) subject to certain conditions as outlined in the Purchase Agreement, an amount corresponding to 12% of Net Gaming Revenue (as defined in the Purchase Agreement) for 24 months from the date of the closing of the Purchase Agreement (the “Relevant Period “) and payable by the Purchaser to the Seller on a monthly basis (in respect of Net Gaming Revenue generated during the relevant month during the Relevant Period) (the “Additional Payment “); and (iii) subject to certain conditions as outlined in the Purchase Agreement, shares of the Esports’ common stock to be allotted and issued to the Seller by the second year anniversary of the Closing Date, representing an aggregate value of the USD Currency Equivalent of EUR 7,600,000 or such lower amount as may be applicable in accordance with the Purchase Agreement (the “ Share Consideration “, and together with the Closing Payment and the Additional Payment, the “ Purchase Price”).

On July 13, 2021, Esports and the Seller entered into an Amendment Agreement (the “Amendment”) with respect to the Purchase Agreement, pursuant to which the Seller and the Esports agreed to amended the Purchase Agreement, specifically the Purchase Price, as follows: (i) Esports agreed to make a payment of EUR 12,000,000 (the “ First Payment ”) to the Seller by no later than July 13,2021 (the “ First Payment Date ”) and a payment of EUR 4,000,000 (the “Second Payment ”) to the Seller by no later than October 1,2021 (the “ Second Payment Date ”); (ii) Esports agreed to pay Seller an additional EUR 1,000,000 on the First Payment Date, representing a refund to the Seller of an equivalent amount that the Seller has deposited with the Spanish Gaming Authority (DGOJ) as a guarantee for regulatory purposes (the “ Spanish Deposit Amount ”). Further, the Additional Payment, shall be increased from 12% of the Net Gaming Revenue during Relevant Period, effective July 1, 2021, to 15% of Net Gaming Revenue until receipt of the Second Payment, following which it shall be reduced to 12% of Net Gaming Revenue for the remainder of the Relevant Period. The Additional Payment shall be reduced to 10% of Net Gaming Revenue in respect of any relevant jurisdiction where the Esports has not yet acquired the relevant B2C online gambling license for a three month period beginning July 31, 2021 but shall increase to12% for the remainder of the Relevant Period once the relevant license has been acquired by Esports. On July 13, 2021, Esports and the Seller entered into that certain Pledge of Shares Agreement (the “ Pledge Agreement ”),whereby Esports agreed to pledge the Shares in favor of the Seller (the “ Pledge ”) as security for Esports’ obligation to make the Second Payment by no later than the Second Payment Date, including any and all fees and/or expenses which the Seller may incur in the protection or enforcement of its respective rights under the Purchase Agreement (the “ Secured Obligations ”).

The Pledge will be released by the Seller upon receipt by the Seller of the Second Payment. The Pledge Agreement constitutes a continuing security for the due and punctual performance of all the Secured Obligations.

On July 13, 2021, Esports and the Seller, having met all conditions precedent in the Amendment consummated the closing for the Shares (the “Closing”). Pursuant to the Amendment, as consideration for the Shares, Esports paid the Seller EUR 12,000,000 at the Closing with the Second Payment and Additional Consideration to follow in accordance with the Amendment. Upon completion of the transaction, substantially all of the Company’s business operations have been transferred to Esports and the only remaining activity will be the Company’s B2C operations.

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